Exhibit 99.2

Maison

SABRA
HEALTH CARE REIT, INC.

Supplemental Information
September 30, 2016
(Unaudited)

Disclaimer
Certain statements in this supplement contain “forward-looking” information as that term is defined by the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words.

Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on Genesis Healthcare, Inc. (“Genesis”) and certain wholly owned subsidiaries of Holiday AL Holdings LP until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; changes in foreign currency exchange rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the effect of increasing healthcare regulation and enforcement on our tenants and the dependence of our tenants on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.
Note Regarding Non-GAAP Financial Measures
This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of FFO, Normalized FFO, AFFO and Normalized AFFO” in this supplement.
Tenant and Borrower Information
This supplement includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. Genesis is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to our tenants and borrowers that is provided in this supplement has been provided by, or derived solely from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Genesis's filings with the SEC can be found at www.sec.gov.

Company Information
Board of Directors

Richard K. Matros Chairman of the Board, President and Chief Executive Officer Sabra Health Care REIT, Inc.	Michael J. Foster Managing Director RFE Management Corp.

Milton J. Walters President Tri-River Capital	Robert A. Ettl Chief Operating Officer Harvard Management Company

Craig A. Barbarosh Partner Katten Muchin Rosenman LLP
Senior Management

Richard K. Matros Chairman of the Board, President and Chief Executive Officer	Harold W. Andrews, Jr. Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen Executive Vice President, Chief Investment Officer and Treasurer
Other Information

Corporate Headquarters 18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	Transfer Agent American Stock Transfer and Trust Company 6201 15th Avenue Brooklyn, NY 11219
www.sabrahealth.com

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On Sabra's website, www.sabrahealth.com, you can access, free of charge, Sabra’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through their website, www.sec.gov.

For more information, contact Harold W. Andrews, Jr., Executive Vice President, Chief Financial Officer and Secretary at (949) 679-0243.

1

SABRA HEALTH CARE REIT, INC.
COMPANY FACT SHEET
Company Profile
Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra,” the “Company” or “we”), operates as a self-administered, self-managed real estate investment trust (“REIT”) that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra primarily generates revenues by leasing properties to tenants and operators throughout the United States and Canada.
As of September 30, 2016, Sabra’s investment portfolio included 182 real estate properties held for investment (consisting of (i) 102 Skilled Nursing/Transitional Care facilities, (ii) 79 Senior Housing facilities, and (iii) one Acute Care Hospital), 11 investments in loans receivable (consisting of (i) five mortgage loans, (ii) one construction loan, (iii) one mezzanine loan, (iv) three pre-development loans and (v) one debtor-in-possession ("DIP") loan), and 11 preferred equity investments. Included in the 182 real estate properties held for investment are two 100% owned Senior Housing facilities leased through RIDEA-compliant structures. As of September 30, 2016, Sabra’s real estate properties held for investment included 18,632 beds/units, spread across the United States and Canada.
Objectives and Strategies
Our objectives are to grow our investment portfolio while diversifying our portfolio by tenant, asset class and geography within the healthcare sector. We plan to achieve these objectives primarily through making investments directly or indirectly in healthcare real estate. We may also achieve our objective of diversifying our portfolio by tenant and asset class through select asset sales and other arrangements with Genesis and other tenants. We have entered into memoranda of understanding with Genesis to jointly market for sale 35 skilled nursing facilities and make certain other lease and corporate guarantee amendments for the remaining 43 facilities leased to Genesis. Upon completion of the sales, these asset sales and amendments will have the benefit of reducing our revenue concentration in Genesis and skilled nursing facilities, as well as strengthening our remaining Genesis-operated portfolio through the lease term extensions and guarantee enhancements. Marketing of these 35 facilities is ongoing and is expected to be completed over the next several quarters.
We expect to continue to grow our portfolio primarily through the acquisition of assisted living, independent living and memory care facilities in the U.S. and Canada and with a secondary focus on acquiring Skilled Nursing/Transitional Care facilities in the U.S. We have and will continue to opportunistically acquire other types of healthcare real estate, originate financing secured directly or indirectly by healthcare facilities and invest in the development of Senior Housing and Skilled Nursing/Transitional Care facilities. We also expect to expand our portfolio through the development of purpose-built healthcare facilities through pipeline agreements and other arrangements with select developers. We further expect to work with existing operators to identify strategic development opportunities. These opportunities may involve replacing or renovating facilities in our portfolio that may have become less competitive and new development opportunities that present attractive risk-adjusted returns. In addition to pursuing acquisitions with triple-net leases, we expect to continue to pursue other forms of investment, including investments in Senior Housing through RIDEA-compliant structures, mezzanine and secured debt investments, and joint ventures for Senior Housing and Skilled Nursing/Transitional Care facilities.
In general, we originate loans and make preferred equity investments when an attractive investment opportunity is presented and either (a) the property is in or near the development phase or (b) the development of the property is completed but the operations of the facility are not yet stabilized. A key component of our strategy related to loan originations and preferred equity investments is our having the option to purchase the underlying real estate that is owned by our borrowers (and that directly or indirectly secures our loan investment) or by the entity in which we have an investment. These options become exercisable upon the occurrence of various criteria, such as the passage of time or the achievement of certain operating goals, and the method to determine the purchase price upon exercise of the option is set in advance based on the same valuation methods we use to value our investments in healthcare real estate. This strategy allows us to diversify our revenue streams and build relationships with operators and developers, and provides us with the option to add new properties to our existing real estate portfolio if we determine that those properties enhance our investment portfolio and stockholder value at the time the options are exercisable.

SABRA HEALTH CARE REIT, INC.
COMPANY FACT SHEET (CONTINUED)
As of September 30, 2016

Market Facts		Credit Ratings
Common Stock Information
Closing Price	$25.18	Moody's:
52-Week range	$14.92 - $26.40	Corporate Rating	Ba3 (positive outlook)
Common Equity Market Capitalization:	$1.6 billion	Unsecured Notes Rating	Ba3
Outstanding Shares	65.3 million	Preferred Equity Rating	B2
Enterprise Value:	$3.0 million	S&P:
		Corporate Rating	BB- (stable)
Ticker symbols:		Unsecured notes/unsecured credit facility	BB
Common Stock	SBRA	Preferred Equity Rating	B-
Preferred Stock	SBRAP	Fitch:
Stock Exchange:	NASDAQ	Corporate Rating	BB+
Governance		Unsecured notes/unsecured credit facility	BB+
ISS Governance QuickScore	2	Preferred Equity Rating	BB-

Portfolio Information
Investment in real estate properties		Real Estate Property Bed/Unit Count
Skilled Nursing/Transitional Care	102	Skilled Nursing/Transitional Care	11,503
Senior Housing	79	Senior Housing	7,059
Acute Care Hospital	1	Acute Care Hospital	70
Total Equity Investments	182	Total Beds/Units	18,632

Investments in loans receivable (1)	11	Countries	2
Preferred Equity Investments (2)	11	U.S. States	36
Total Investments	204	Relationships	34

(1) Our investments in loans receivable include investments secured directly or indirectly by one Skilled Nursing/Transitional Care facility with 141 beds/units, 8 Senior Housing developments with 464 beds/units, and land for two future Senior Housing developments.
(2) Our Preferred Equity Investments include investments in entities owning 10 Senior Housing developments with 1,130 beds/units and one Skilled Nursing/Transitional Care facility with 140 beds/units.

See reporting definitions.	2

SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$61,927	$59,934	$198,735	$172,092
Net income attributable to common stockholders	22,776	15,500	39,419	46,664
FFO attributable to common stockholders	38,427	35,644	123,706	93,732
Normalized FFO attributable to common stockholders	35,446	38,014	116,975	101,849
AFFO attributable to common stockholders	38,449	34,515	122,697	95,729
Normalized AFFO attributable to common stockholders	34,978	34,515	113,060	96,184
Per common share data attributable to common stockholders:
Diluted EPS	$0.35	$0.24	$0.60	$0.76
Diluted FFO	0.59	0.55	1.89	1.52
Diluted Normalized FFO	0.54	0.58	1.79	1.66
Diluted AFFO	0.58	0.53	1.86	1.55
Diluted Normalized AFFO	0.53	0.53	1.72	1.56

Net cash flow from operations	$39,322	$27,808	$133,816	$79,115

Investment Portfolio	September 30, 2016	December 31, 2015
Real Estate Properties held for investment (1)	182	180
Real Estate Properties held for investment, gross ($)	$2,272,325	$2,277,158
Total Beds/Units	18,632	18,349
Weighted Average Remaining Lease Term (in months)	113	117
Total Investments in Loans Receivable (#)	11	17
Total Investments in Loans Receivable, gross ($) (2)	$52,081	$271,094
Total Preferred Equity Investments (#)	11	10
Total Preferred Equity Investments, gross ($)	$42,973	$29,993
Debt	September 30, 2016	December 31, 2015
Principal Balance
Fixed Rate Debt	$865,045	$877,850
Variable Rate Debt (3)	340,112	519,890
Total Debt	1,205,157	1,397,740

Cash	(19,674)	(7,434)
Net Debt (4)	$1,185,483	$1,390,306

Weighted Average Effective Rate
Fixed Rate Debt	5.16%	5.17%
Variable Rate Debt (3)	2.99%	3.17%
Total Debt	4.55%	4.43%

% of Total
Fixed Rate Debt	71.8%	62.8%
Variable Rate Debt (3)	28.2%	37.2%

Availability Under Revolving Credit Facility	$500,000	$195,000
Available Liquidity (5)	$519,588	$202,412

(1) Included in Real Estate Properties held for investment are two 100% owned Senior Housing facilities leased through RIDEA-compliant structures.
(2) Total Investments in Loans Receivable consists of principal plus capitalized origination fees net of loan loss reserves.
(3) As of September 30, 2016, variable rate debt includes $245.0 million subject to swap agreements that fix LIBOR at 0.90%, $68.5 million (CAD $90.0 million) and $26.6 million (CAD $35.0 million) subject to swap agreements that fix CDOR at 1.59% and 0.93%, respectively. Excluding these amounts, there was no variable rate debt outstanding as of September 30, 2016.
(4) Net Debt excludes deferred financing costs and discounts.
(5) Available liquidity represents unrestricted cash, excluding cash associated with a consolidated joint venture, and availability under the revolving credit facility.

See reporting definitions.	3

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Rental income	$56,833	$53,173	$167,442	$152,574
Interest and other income	3,157	6,211	25,482	17,594
Resident fees and services	1,937	550	5,811	1,924

Total revenues	61,927	59,934	198,735	172,092

Expenses:
Depreciation and amortization	17,102	16,306	51,273	44,953
Interest	15,794	15,176	49,139	43,108
Operating expenses	1,404	444	4,256	1,442
General and administrative	6,171	3,547	15,521	19,270
Provision for doubtful accounts and loan losses	540	2,489	3,286	6,605
Impairment of real estate	—	—	29,811	—

Total expenses	41,011	37,962	153,286	115,378

Other income (expense):
Loss on extinguishment of debt	—	—	(556)	—
Other income (expense)	2,945	(100)	5,345	(300)
Net gain (loss) on sale of real estate	1,451	(3,838)	(3,203)	(2,115)

Total other income (expense)	4,396	(3,938)	1,586	(2,415)

Net income	25,312	18,034	47,035	54,299

Net loss attributable to noncontrolling interests	25	27	66	47

Net income attributable to Sabra Health Care REIT, Inc.	25,337	18,061	47,101	54,346

Preferred stock dividends	(2,561)	(2,561)	(7,682)	(7,682)

Net income attributable to common stockholders	$22,776	$15,500	$39,419	$46,664

Net income attributable to common stockholders, per:

Basic common share	$0.35	$0.24	$0.60	$0.76

Diluted common share	$0.35	$0.24	$0.60	$0.76

Weighted-average number of common shares outstanding, basic	65,312,288	65,160,290	65,285,591	61,244,991

Weighted-average number of common shares outstanding, diluted	65,591,428	65,398,175	65,470,589	61,468,603

See reporting definitions.	4

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $272,953 and $237,841 as of September 30, 2016 and December 31, 2015, respectively	$1,999,778	$2,039,616
Loans receivable and other investments, net	94,466	300,177
Cash and cash equivalents	19,674	7,434
Restricted cash	9,150	9,813
Prepaid expenses, deferred financing costs and other assets, net	116,353	111,797
Total assets	$2,239,421	$2,468,837

Liabilities
Mortgage notes, net	$162,130	$174,846
Revolving credit facility	—	255,000
Term loans, net	337,641	264,229
Senior unsecured notes, net	687,607	685,704
Accounts payable and accrued liabilities	38,156	35,182
Total liabilities	1,225,534	1,414,961

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of September 30, 2016 and December 31, 2015	58	58
Common stock, $.01 par value; 125,000,000 shares authorized, 65,259,836 and 65,182,335 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	653	652
Additional paid-in capital	1,207,487	1,202,541
Cumulative distributions in excess of net income	(184,969)	(142,148)
Accumulated other comprehensive loss	(9,382)	(7,333)
Total Sabra Health Care REIT, Inc. stockholders’ equity	1,013,847	1,053,770
Noncontrolling interests	40	106
Total equity	1,013,887	1,053,876
Total liabilities and equity	$2,239,421	$2,468,837

See reporting definitions.	5

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$47,035	$54,299
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,273	44,953
Non-cash interest income adjustments	549	343
Amortization of deferred financing costs	3,767	3,829
Stock-based compensation expense	6,137	5,389
Amortization of debt discount	81	77
Loss on extinguishment of debt	556	—
Straight-line rental income adjustments	(16,710)	(18,272)
Provision for doubtful accounts and loan losses	3,286	6,605
Change in fair value of contingent consideration	50	300
Net loss on sales of real estate	3,203	2,115
Impairment of real estate	29,811	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	1,381	(15,035)
Accounts payable and accrued liabilities	6,217	(2,410)
Restricted cash	(2,820)	(3,078)

Net cash provided by operating activities	133,816	79,115
Cash flows from investing activities:
Acquisitions of real estate	(109,619)	(386,572)
Origination and fundings of loans receivable	(9,478)	(26,207)
Origination and fundings of preferred equity investments	(6,845)	(9,281)
Additions to real estate	(901)	(1,596)
DIP loan fundings	—	(3,302)
Repayment of loans receivable	214,947	3,285
Release of contingent consideration held in escrow	—	5,240
Net proceeds from the sale of real estate	85,449	15,752

Net cash provided by (used in) investing activities	173,553	(402,681)
Cash flows from financing activities:
Net (repayments of) proceeds from revolving credit facility	(255,000)	136,000
Proceeds from term loans	69,360	73,242
Proceeds from mortgage notes	—	28,735
Principal payments on mortgage notes	(13,756)	(2,184)
Payments of deferred financing costs	(5,933)	(1,314)
Issuance of common stock, net	(1,289)	139,617
Dividends paid on common and preferred stock	(89,283)	(80,619)

Net cash (used in) provided by financing activities	(295,901)	293,477

Net increase (decrease) in cash and cash equivalents	11,468	(30,089)
Effect of foreign currency translation on cash and cash equivalents	772	(231)
Cash and cash equivalents, beginning of period	7,434	61,793

Cash and cash equivalents, end of period	$19,674	$31,473
Supplemental disclosure of cash flow information:
Interest paid	$49,009	$43,405
Supplemental disclosure of non-cash investing and financing activities:
Assumption of mortgage indebtedness	$—	$19,677
Real estate acquired through loan receivable foreclosure	$10,100	$—

See reporting definitions.	6

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FFO, NORMALIZED FFO, AFFO AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income attributable to common stockholders	$22,776	$15,500	$39,419	$46,664
Add:
Depreciation of real estate assets	17,102	16,306	51,273	44,953
Net (gain) loss on sales of real estate	(1,451)	3,838	3,203	2,115
Impairment of real estate	—	—	29,811	—
FFO attributable to common stockholders	$38,427	$35,644	$123,706	$93,732

Additional default interest income	(582)	—	(4,398)	—
Lease termination fee	(2,634)	—	(4,732)	—
Non-recurring or unusual acquisition pursuit costs	624	—	624	4,293
Loss on extinguishment of debt	—	—	556	—
(Recovery of) provision for doubtful accounts and loan losses, net (1)	(13)	2,370	1,847	3,369
Other normalizing items (2)	(376)	—	(628)	455
Normalized FFO attributable to common stockholders	$35,446	$38,014	$116,975	$101,849

FFO	$38,427	$35,644	$123,706	$93,732
Acquisition pursuit costs	1,051	540	1,222	5,981
Stock-based compensation expense	2,485	717	6,137	5,389
Straight-line rental income adjustments	(5,593)	(6,438)	(16,710)	(18,272)
Amortization of deferred financing costs	1,273	1,300	3,767	3,829
Non-cash portion of loss on extinguishment of debt	—	—	556	—
Change in fair value of contingent consideration	100	100	50	300
Provision for doubtful straight-line rental income and loan losses	830	2,489	3,445	4,343
Other non-cash adjustments (3)	(124)	163	524	427
AFFO attributable to common stockholders	$38,449	$34,515	$122,697	$95,729

Additional default interest income	(582)	—	(4,398)	—
Lease termination fee	(2,634)	—	(4,732)	—
Recovery of doubtful cash income (1)	(290)	—	(290)	—
Other normalizing items (2)	35	—	(217)	455
Normalized AFFO attributable to common stockholders	$34,978	$34,515	$113,060	$96,184
Amounts per diluted common share attributable to common stockholders:
Net income	$0.35	$0.24	$0.60	$0.76
FFO	$0.59	$0.55	$1.89	$1.52
Normalized FFO	$0.54	$0.58	$1.79	$1.66
AFFO	$0.58	$0.53	$1.86	$1.55
Normalized AFFO	$0.53	$0.53	$1.72	$1.56

Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	65,591,428	65,398,175	65,470,589	61,468,603
AFFO and Normalized AFFO	65,872,688	65,528,033	65,854,782	61,641,797

(1) See Reporting Definitions for definition of Normalized FFO and Normalized AFFO for further information.
(2) Other normalizing items for FFO includes non-RIDEA facility operating expenses, ineffectiveness gain related to our LIBOR interest rate swaps and gain on sale of 48 skilled nursing beds. Other normalizing items for AFFO includes non-RIDEA facility operating expenses and gain on sale of 48 skilled nursing beds.
(3) Other non-cash adjustments includes amortization of debt premiums/discounts, non-cash interest income adjustments and amortization expense related to our interest rate hedges.

See reporting definitions.	7

SABRA HEALTH CARE REIT, INC.
CAPITALIZATION
(dollars in thousands, except per share data)

Debt	September 30, 2016	December 31, 2015
Mortgage notes	$165,045	$177,850
Revolving credit facility	—	255,000
Term loans	340,112	264,890
Senior unsecured notes	700,000	700,000

Total Principal Balance	1,205,157	1,397,740
Deferred financing costs and discounts	(17,779)	(17,961)
Total Debt, net	$1,187,378	$1,379,779

Revolving Credit Facility	September 30, 2016	December 31, 2015
Credit facility availability	$500,000	$195,000
Credit facility capacity	500,000	450,000

Enterprise Value
As of September 30, 2016	Shares Outstanding	Price	Value
Common stock	65,259,836	$25.18	$1,643,243
Preferred stock	5,750,000	$26.58	152,835
Total debt			1,205,157
Cash and cash equivalents			(19,674)

Total Enterprise Value			$2,981,561

As of December 31, 2015	Shares Outstanding	Price	Value
Common stock	65,182,335	$20.23	$1,318,639
Preferred stock	5,750,000	25.25	145,188
Total debt			1,397,740
Cash and cash equivalents			(7,434)

Total Enterprise Value			$2,854,133

Common Stock and Equivalents	Weighted Average Common Shares
	Three Months Ended September 30, 2016		Nine Months Ended September 30, 2016
	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO	EPS, FFO and Normalized FFO	EPS, AFFO and Normalized AFFO
Common stock	65,284,951	65,284,951	65,260,016	65,260,016
Common equivalents	27,337	27,337	25,575	25,575

Basic common and common equivalents	65,312,288	65,312,288	65,285,591	65,285,591
Dilutive securities:
Restricted stock and units	279,140	560,400	184,998	569,191

Diluted common and common equivalents	65,591,428	65,872,688	65,470,589	65,854,782

See reporting definitions.	8

SABRA HEALTH CARE REIT, INC.
INDEBTEDNESS
September 30, 2016
(dollars in thousands)

	Principal	Weighted Average Effective Rate (1)	% of Total
Fixed Rate Debt
Secured mortgage debt	$165,045	3.86%	13.7%
Unsecured senior notes	700,000	5.46%	58.1%

Total fixed rate debt	865,045	5.16%	71.8%
Variable Rate Debt
Term loans (2)	340,112	2.99%	28.2%

Total Debt	$1,205,157	4.55%	100.0%
Secured Debt
Secured mortgage debt	$165,045	3.86%	13.7%
Unsecured Debt
Unsecured senior notes	700,000	5.46%	58.1%
Term loans (2)	340,112	2.99%	28.2%

Total unsecured debt	1,040,112	4.65%	86.3%

Total Debt	$1,205,157	4.55%	100.0%

(1) Weighted average effective interest rate includes private mortgage insurance and impact of interest rate swap agreements.
(2) Includes $245.0 million subject to swap agreements that fix LIBOR at 0.90%, $68.5 million (CAD $90.0 million) and $26.6 million (CAD $35.0 million) subject to swap agreements that fix CDOR at 1.59% and 0.93%, respectively. Excluding these amounts, there was no variable rate debt outstanding as of September 30, 2016.

Maturities	Secured Mortgage Debt		Unsecured Senior Notes		Term Loans		Revolving Credit Facility (2)		Total
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
10/1/16-12/31/16	$1,013	3.45%	$—	—	$—	—	$—	—	$1,013	3.45%
2017	4,139	3.44%	—	—	—	—	—	—	4,139	3.44%
2018	4,277	3.45%	—	—	—	—	—	—	4,277	3.45%
2019	4,420	3.45%	—	—	—	—	—	—	4,420	3.45%
2020	4,568	3.46%	—	—	—	—	—	2.53%	4,568	3.46%
2021	19,748	3.46%	500,000	5.50%	340,112	2.58%	—	—	859,860	4.30%
2022	4,285	3.44%	—	—	—	—	—	—	4,285	3.44%
2023	4,427	3.45%	200,000	5.38%	—	—	—	—	204,427	5.34%
2024	4,573	3.45%	—	—	—	—	—	—	4,573	3.45%
2025	4,725	3.46%	—	—	—	—	—	—	4,725	3.46%
Thereafter	108,870	3.58%	—	—	—	—	—	—	108,870	3.58%
Total principal balance	165,045		700,000		340,112		—		1,205,157
Discount	—		(543)		—		—		(543)
Deferred financing costs	(2,915)		(11,850)		(2,471)		—		(17,236)
Total debt, net	$162,130		$687,607		$337,641		$—		$1,187,378
Wtd. avg. maturity/years	24.7		5.0		4.3		3.3		7.5
Wtd. avg. effective interest rate(3)	3.86%		5.46%		2.99%		2.53%		4.55%

(1) Represents actual contractual interest rates excluding private mortgage insurance.
(2) Revolving Credit Facility is subject to two six-month extension options.
(3) Weighted average effective interest rate includes private mortgage insurance and impact of interest rate swap agreements.

See reporting definitions.	9

SABRA HEALTH CARE REIT, INC.
KEY CREDIT STATISTICS (1)

	September 30, 2016	December 31, 2015
Net Debt to Adjusted EBITDA (2)	5.29x	5.85x
Interest Coverage	3.99x	4.19x
Fixed Charge Coverage Ratio	3.17x	3.21x
Total Debt/Asset Value	44%	47%
Secured Debt/Asset Value	6%	6%
Unencumbered Assets/Unsecured Debt	246%	220%

Cost of Permanent Debt (3)	4.54%	4.74%

Corporate Ratings (Moody's / S&P / Fitch)	Ba3 / BB- / BB+	Ba3 / BB- / BB+

(1) Key credit statistics are calculated in accordance with the credit agreement (excluding net debt to adjusted EBITDA) relating to the revolving credit facility and the indentures relating to our unsecured senior notes.
(2) Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization ("EBITDA") excluding the impact of stock-based compensation expense under the Company's long-term equity award program, asset-specific loan loss reserves, and out of period reserves and is further adjusted to give effect to acquisitions and dispositions completed as of and subsequent to the date reported as though such acquisitions and dispositions occurred at the beginning of the period. Net Debt excludes deferred financing costs and discounts.
(3) Excludes revolving credit facility balance, if any, which had an interest rate of 2.53% and 3.03% as of September 30, 2016 and December 31, 2015, respectively.

See reporting definitions.	10

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY
September 30, 2016
(dollars in thousands)

Total Property Portfolio			GAAP Rental Income (1)		Number of Beds/Units
	Number of Properties		Three Months Ended September 30,
Facility Type		Investment	2016	2015
Skilled Nursing/Transitional Care	102	$1,083,054	$34,981	$33,111	11,503
Senior Housing	79	1,127,631	20,479	18,689	7,059
Acute Care Hospital	1	61,640	1,373	1,373	70
Total	182	$2,272,325	$56,833	$53,173	18,632

Same Store Property Portfolio (2)		Cash Rent
		Three Months Ended September 30,
Facility Type	Number of Properties	2016	2015
Skilled Nursing/Transitional Care	101	$30,456	$29,782
Senior Housing	64	15,616	15,137
Acute Care Hospital	1	1,256	1,244
Total	166	47,328	46,163

Tenant Facility Statistics (3)	Coverage
	EBITDAR		EBITDARM		Occupancy Percentage		Skilled Mix
	Twelve Months Ended September 30,
Facility Type	2016	2015	2016	2015	2016	2015	2016	2015
Skilled Nursing/Transitional Care	1.49x	1.28x	1.79x	1.62x	87.3%	87.2%	43.7%	39.1%
Senior Housing	1.13x	1.28x	1.29x	1.48x	89.5%	90.7%	NA	NA

Twelve Months Ended September 30,
Fixed Charge Coverage Ratio (4)	2016	2015
Genesis Healthcare, Inc. (5)	1.24x	1.27x
Tenet Health Care Corporation	2.15x	2.44x
Holiday AL Holdings LP	1.17x	1.17x

Same Store Tenant Facility Statistics (6)	Coverage
	EBITDAR		EBITDARM		Occupancy Percentage		Skilled Mix
	Twelve Months Ended September 30,
Facility Type	2016	2015	2016	2015	2016	2015	2016	2015
Skilled Nursing/Transitional Care	1.29x	1.27x	1.63x	1.60x	86.6%	87.4%	38.3%	39.5%
Senior Housing	1.36x	1.30x	1.57x	1.50x	89.4%	89.4%	NA	NA

(1) Rental income includes $5.6 million and $6.4 million of straight-line rental income adjustments for the three months ended September 30, 2016 and 2015, respectively, and does not include rental income from RIDEA-compliant structures.
(2) Same store property portfolio includes all facilities owned for the full period in both comparison periods.
(3) Occupancy Percentage, Skilled Mix and EBITDARM/EBITDAR coverages (collectively, “Facility Statistics”) for each period presented include only Stabilized Facilities owned by the Company as of the end of the respective period. Facility Statistics are only included in periods subsequent to our acquisition. EBITDARM Coverage and EBITDAR Coverage exclude tenants with significant corporate guarantees. All Facility Statistics are presented one quarter in arrears.
(4) Fixed Charge Coverage Ratio is presented one quarter in arrears for tenants with significant corporate guarantees. See Reporting Definitions for definition of Fixed Charge Coverage Ratio.
(5) Fixed charge coverage ratio for Genesis Healthcare, Inc. for the twelve months ended September 30, 2015 includes the pro forma impact of the Skilled Healthcare acquisition, which was completed February 2, 2015.
(6) Same store Facility Statistics are presented for Stabilized Facilities owned for the full period in both comparison periods.

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY (CONTINUED)
September 30, 2016
(dollars in thousands)

Loans Receivable and Other Investments

Loan Type	Number of Loans	Facility Type	Principal Balance as of September 30, 2016	Book Value as of September 30, 2016	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended September 30, 2016 (1)	Maturity Date
Mortgage	5	Skilled Nursing / Senior Housing	$38,492	$38,534	9.1%	8.9%	$462	11/07/16- 3/31/21
Construction	1	Senior Housing	590	637	8.0%	7.7%	11	3/31/21
Mezzanine	1	Senior Housing	9,640	9,660	11.0%	10.8%	271	08/31/17
Pre-development	3	Senior Housing	3,926	3,959	9.0%	7.6%	79	1/28/17 - 9/09/17
Debtor-in-possession	1	Acute Care Hospital	1,823	1,823	5.0%	5.0%	—	NA

	11		$54,471	$54,613	9.3%	9.1%	$823

Loan loss reserve			—	(3,120)

			$54,471	$51,493

Other Investment Type	Number of Investments	Facility Type	Total Funding Commitments	Amount Funded as of September 30, 2016	Book Value as of September 30, 2016	Rate of Return	Other Income Three Months Ended September 30, 2016
Preferred Equity	11	Skilled Nursing / Senior Housing	$35,816	$35,816	$42,973	12.9%	$1,331

(1) Includes interest income related to loans receivable investments held as of September 30, 2016.
SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY (CONTINUED)
September 30, 2016
(dollars in thousands)

Proprietary Development Pipeline (1)

	Investment Type			Facility Type		Investment Amount		Estimated Real Estate Value Upon Completion		Weighted Average Initial Cash Lease Yield
State	Loan	Preferred Equity	Forward Commitment	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing
Colorado	2	1	—	—	3	$—	$7,890	$—	$70,000	7.9%
Florida	—	—	1	—	1	—	—	—	24,365	7.5%
Indiana	—	4	—	—	4	—	13,821	—	116,800	7.3%
Kentucky	—	1	—	—	1	—	5,236	—	27,000	7.4%
Minnesota	1	—	—	—	1	—	13,876	—	18,400	8.0%
Nevada	—	—	1	—	1	—	—	—	23,670	7.5%
Ohio	1	1	—	—	2	—	4,635	—	59,100	7.4%
Tennessee	—	1	—	—	1	—	3,628	—	17,800	8.3%
Texas	3	3	1	2	5	13,600	10,800	32,600	74,608	8.2%
Wisconsin	2	—	—	1	1	14,459	5,209	14,459	7,700	8.7%

	9	11	3	3	20	$28,059	$65,095	$47,059	$439,443	7.7%

New Assets in Real Estate Portfolio (2)

	Facility Type		Beds/Units		Gross Book Value	% of Total Real Estate Invested
State	Skilled Nursing/Transitional Care	Senior Housing	Skilled Nursing/Transitional Care	Senior Housing
Arizona	—	1	—	48	$10,100	0.4%
Colorado	—	1	—	48	10,700	0.5%
Illinois	—	1	—	53	5,571	0.2%
Indiana	—	1	—	172	26,587	1.2%
Texas	1	3	125	127	41,394	1.8%
Virginia	—	1	—	68	23,000	1.0%
Wisconsin	—	1	—	60	10,099	0.4%
Canada	—	1	—	74	26,632	1.2%

	1	10	125	650	$154,083	6.7%

(1) Includes projects invested in or committed to as of September 30, 2016.
(2) Includes properties built since 2010 and included in real estate investments as of September 30, 2016.

See reporting definitions.	11

SABRA HEALTH CARE REIT, INC.
YEAR TO DATE INVESTMENT ACTIVITY
For the Nine Months Ended September 30, 2016
(dollars in thousands)

	Initial Investment Date	Facility Type	Number of Properties	Beds/Units	2016 Amounts Invested	Rate of Return/Initial Cash Yield
Real Estate Investments
Poet's Walk of Fredericksburg	07/14/16	Senior Housing	1	68	$23,000	7.50%
NMS - Springbrook	07/26/16	Skilled Nursing/Transitional Care	1	93	50,000	8.75%
Poet's Walk at Chandler Oaks	08/01/16	Senior Housing	1	68	14,619	7.50%
The Montecito at Santa Fe	09/23/16	Senior Housing	1	100	22,000	6.00%
Additions to Real Estate	Various	Senior Housing	N/A	N/A	778	7.71%
Total Real Estate Investments					110,397	7.77%
Preferred Equity Investments
Leo Brown Group - Traditions at Beaumont	06/25/14	Senior Housing	1	130	2,019	12.00%
Meridian - Knoxville	06/03/15	Senior Housing	1	88	7	15.00%
Leo Brown Group - Clarksville	08/07/15	Senior Housing	1	135	1,834	12.00%
Leo Brown Group - McCordsville	09/15/15	Senior Housing	1	133	2,699	12.00%
Leo Brown Group - Deerfield (1)	06/08/16	Senior Housing	1	126	272	12.00%
Total Preferred Equity Investments					6,831	12.00%
Loans Receivable (2)
Avalon - McKinney Construction Loan	03/14/16	Senior Housing	1	27	576	8.00%
Leo Brown Group - Madeira Land Loan	09/12/16	Senior Housing	N/A	N/A	3,000	10.00%
Total Loans Receivable					3,576	9.68%
All Investments					$120,804	8.06%

(1) Gross investment of $3.0 million; $2.7 million used to repay our loan on the Deerfield land.
(2) Fundings made on the DIP loan are excluded.

See reporting definitions.	12

SABRA HEALTH CARE REIT, INC.
PORTFOLIO CONCENTRATIONS (1)

Relationship Concentration

Asset Class Concentration

Payor Source Concentration (2)

(1) Concentrations are calculated using Annualized Revenue for real estate investments, investments in loans receivable and other investments while net operating income is used for investments leased through RIDEA compliant structures.
(2) Tenant and borrower revenue presented one quarter in arrears.

See reporting definitions.	13

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
September 30, 2016

Property Type

Location	Skilled Nursing/Transitional Care	Senior Housing	Acute Care Hospital	Total	% of Total
Texas	5	11	1	17	9.3%
New Hampshire	14	2	—	16	8.8
Kentucky	13	1	—	14	7.7
Connecticut	9	2	—	11	6.0
Michigan	—	10	—	10	5.5
Florida	5	5	—	10	5.5
Canada	—	10	—	10	5.5
Ohio	8	—	—	8	4.4
Oklahoma	6	1	—	7	3.8
Maryland	5	1	—	6	3.3
Other (27 states)	37	36	—	73	40.2

Total	102	79	1	182	100.0%

% of Total properties	56.0%	43.5%	0.5%	100.0%

Distribution of Beds/Units

	Total Number of Properties	Bed/Unit Type
Location		Skilled Nursing/Transitional Care	Senior Housing	Acute Care Hospital	Total	% of Total
New Hampshire	16	1,469	235	—	1,704	9.1%
Texas	17	605	898	70	1,573	8.4
Connecticut	11	1,350	140	—	1,490	8.0
Florida	10	660	619	—	1,279	6.9
Kentucky	14	1,044	68	—	1,112	6.0
Canada	10	—	939	—	939	5.0
Ohio	8	900	—	—	900	4.8
Maryland	6	781	64	—	845	4.5
Nebraska	6	400	297	—	697	3.7
Colorado	5	509	132	—	641	3.4
Other (27 states)	79	3,785	3,667	—	7,452	40.2

Total	182	11,503	7,059	70	18,632	100.0%

% of Total beds/units		61.7%	37.9%	0.4%	100.0%

See reporting definitions.	14

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
September 30, 2016
(dollars in thousands)

Investment

Location	Total Number of Properties	Skilled Nursing/Transitional Care	Senior Housing	Acute Care Hospital	Total	% of Total
Texas	17	$65,625	$188,877	$61,640	$316,142	13.9%
Maryland	6	278,569	6,566	—	285,135	12.5
Canada (1)	10	—	153,001	—	153,001	6.7
Connecticut	11	116,075	29,170	—	145,245	6.4
Florida	10	29,506	92,843	—	122,349	5.4
Delaware	4	95,780	—	—	95,780	4.2
Nebraska	6	63,088	28,297	—	91,385	4.0
New Hampshire	16	74,619	12,310	—	86,929	3.8
North Carolina	3	9,489	67,272	—	76,761	3.4
Michigan	10	—	74,413	—	74,413	3.3
Other (27 states)	89	350,303	474,882	—	825,185	36.4

Total	182	$1,083,054	$1,127,631	$61,640	$2,272,325	100.0%

% of Total Properties		47.7%	49.6%	2.7%	100.0%

(1) Investment balance in Canada is based on the exchange rate as of September 30, 2016 of $0.7609 per CAD $1.00.

See reporting definitions.	15

SABRA HEALTH CARE REIT, INC.
PORTFOLIO LEASE EXPIRATIONS (1)
September 30, 2016
(dollars in thousands)

	2016-2019	2020	2021	2022	2023	2024	2025	Thereafter	Total
Skilled Nursing/Transitional Care
Properties	1	26	30	12	—	9	4	20	102
Beds/Units	120	2,957	3,503	893	—	1,056	559	2,415	11,503
Annualized Revenues	$850	$27,066	$29,622	$10,383	—	$13,533	$5,141	$53,614	$140,209
Senior Housing
Properties	—	2	3	11	—	9	20	29	74
Beds/Units	—	266	212	646	—	668	1,460	3,493	6,745
Annualized Revenues	—	1,996	1,402	7,468	—	7,087	17,283	48,834	84,070
Acute Care Hospital
Properties	—	—	—	—	—	—	—	1	1
Beds/Units	—	—	—	—	—	—	—	70	70
Annualized Revenues	—	—	—	—	—	—	—	5,493	5,493

Total Properties	1	28	33	23	—	18	24	50	177

Total Beds/Units	120	3,223	3,715	1,539	—	1,724	2,019	5,978	18,318

Total Annualized Revenues	$850	$29,062	$31,024	$17,851	$—	$20,620	$22,424	$107,941	$229,772

% of Revenue	0.4%	12.6%	13.5%	7.8%	—%	9.0%	9.8%	46.9%	100.0%

\(1) Excludes two Senior Housing facilities that are part of the consolidated RIDEA-compliant structures and three Senior Housing facilities transitioned to new operators that are not subject to leases.

See reporting definitions.	16

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

Leo Brown Group - Madeira Land Loan

•Investment Date:	September 12, 2016

•Investment Amount:	$3.0 million

•Investment Type:	Land Loan

•Number of Properties:	1

•Location:	Madeira, OH

•Available Beds/Units:	N/A

•Property Type:	Senior Housing

•Annualized GAAP Income:	$0.3 million

•Initial Cash Yield:	10.0%

•Maturity Date:	September 11, 2017

See reporting definitions.	17

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

The Montecito at Santa Fe

•Investment Date:	September 23, 2016

•Investment Amount:	$22.0 million

•Investment Type:	Real Estate

•Number of Properties:	1

•Location:	Santa Fe, NM

•Available Beds/Units:	100

•Property Type:	Senior Housing

•Annualized GAAP Income:	$1.7 million

•Initial Cash Yield:	6.0%

See reporting definitions.	18

SABRA HEALTH CARE REIT, INC.
PRO FORMA INFORMATION
The following pro forma information assumes that (i) the investment activity during the quarter ended September 30, 2016 as described on page 15, (ii) the sale of one skilled nursing/transitional care facility and (iii) the repayment of a $10.7 million mortgage note were completed as of June 30, 2016.
(dollars in thousands, except per share amounts)

	Three Months Ended September 30, 2016	Adjustments		Pro Forma Three Months Ended September 30, 2016
		Investments	Financing
Total revenues	$61,927	$(246)	$—	$61,681
Total expenses	41,011	228	(129)	41,110
Total other income	4,396	(1,451)	—	2,945

Net income	25,312	(1,925)	129	23,516

Net loss attributable to noncontrolling interests	25	—	—	25

Net income attributable to Sabra Health Care REIT, Inc.	25,337	(1,925)	129	23,541

Preferred stock dividends	(2,561)	—	—	(2,561)

Net income attributable to common stockholders	$22,776	$(1,925)	$129	$20,980
Add:
Depreciation of real estate assets	17,102	228	—	17,330
Net loss on sales of real estate	(1,451)	1,451	—	—

FFO attributable to common stockholders	$38,427	$(246)	$129	$38,310

Normalizing Items	(2,981)	582	—	(2,399)
Normalized FFO attributable to common stockholders	$35,446	$336	$129	$35,911

FFO attributable to common stockholders	$38,427	$(246)	$129	$38,310
Acquisition pursuit costs	1,051	—	—	1,051
Stock-based compensation expense	2,485	—	—	2,485
Straight-line rental income adjustments	(5,593)	(273)	—	(5,866)
Amortization of deferred financing costs	1,273	—	—	1,273
Change in fair value of contingent consideration	100	—	—	100
Provision for doubtful straight-line rental income and loan losses	830	—	—	830
Other non-cash adjustments	(124)	—	—	(124)
AFFO attributable to common stockholders	$38,449	$(519)	$129	$38,059

Normalizing items	(3,471)	582	—	(2,889)
Normalized AFFO attributable to common stockholders	$34,978	$63	$129	$35,170
Amounts per diluted common share:
Net income attributable to common stockholders	$0.35			$0.32

FFO attributable to common stockholders	$0.59			$0.58

Normalized FFO attributable to common stockholders	$0.54			$0.55

AFFO attributable to common stockholders	$0.58			$0.58

Normalized AFFO attributable to common stocholders	$0.53			$0.53

Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	65,591,428			65,591,428
AFFO and Normalized AFFO	65,872,688			65,872,688

See reporting definitions.	19

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
Annualized Revenues. The annual straight-line rental revenues under leases and interest and other income generated by the Company's loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents.  The Company uses Annualized Revenues for the purpose of determining revenue concentrations and lease expirations.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.
EBITDAR Coverage. Represents the ratio of EBITDAR to contractual rent for owned facilities. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure.
EBITDARM Coverage. Represents the ratio of EBITDARM to contractual rent for owned facilities. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM.
Enterprise Value. The Company believes Enterprise Value is an important measurement as it is a measure of a company’s value. We calculate Enterprise Value as market equity capitalization plus debt. Market equity capitalization is calculated as the number of shares of common stock multiplied by the closing price of our common stock on the last day of the period presented. Total Enterprise Value includes our market equity capitalization and consolidated debt, less cash and cash equivalents.
Fixed Charge Coverage Ratio. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and real estate impairment charges. AFFO is defined as FFO excluding straight-line rental income adjustments, stock-based compensation expense, amortization of deferred financing costs, acquisition pursuit costs, as well as other non-cash revenue and expense items (including provisions and write-offs related to straight-line rental income, provision for loan losses, changes in fair value of contingent consideration, amortization of debt premiums/discounts and non-cash interest income adjustments). The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and

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SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.
Market Capitalization. Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period.

Normalized FFO and Normalized AFFO. Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Prior to the third quarter of 2015, the Company normalized 100% of straight-line rental income write-offs.  In the third quarter of 2015, Sabra established a policy for normalizing write-offs and provisions for doubtful accounts to the extent in excess of any rental or interest income recognized during the period presented. The amounts for prior periods have been revised to conform to the current presentation.
Occupancy Percentage. Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy for independent living facilities can be greater than 100% for a given period as multiple residents could occupy a single unit.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.
Skilled Mix. Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated.
Skilled Nursing/Transitional Care. Skilled nursing/transitional care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.
Stabilized Facility. At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. In addition, the Company may classify a facility as pre-stabilized after acquisition. Circumstances that could result in a facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care and 90% for Senior Housing Facilities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude (i) facilities leased through RIDEA-compliant structures, (ii) facilities held for sale or being positioned to be sold, and (iii) facilities acquired during the three months preceding the period presented.
Total Debt. The carrying amount of the Company’s revolving credit facility, term loan, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s condensed consolidated financial statements.

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